EXHIBIT 99.1

(BW)(CA-PACER-INTL)(PACR) Pacer International Reports 4th Quarter Net Income Up 49.1 Percent; Full-Year Up 50.8 Percent

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)–February 1, 2005—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three months and year ended December 31, 2004.

For the quarter ended December 31, 2004, net income increased to $17.0 million from $11.4 million earned in the same quarter of 2003, a gain of 49.1 percent. Diluted earnings per share increased to $0.44 from $0.30, up 46.7 percent. The company generated $7.5 million of cash flow from operations in the fourth quarter of 2004 and paid down $15.0 million of debt.

Pacer International’s interest expense in the 2004 quarter decreased 16.2 percent to $2.5 million from $3.0 million in the same quarter of 2003. This was due to reduced debt levels and to lower interest rates that resulted from the repricing of its senior credit facility during the fourth quarter of 2003.

“Our strong fourth quarter performance demonstrated Pacer International’s ability to overcome challenges in the external environment while also resolving some legacy issues that confronted us,” said Don Orris, Chairman and Chief Executive Officer. “This reflects both our flexibility in adapting to difficult market conditions and our ability to continue to reduce operating costs. The stronger performance came in the face of a difficult rail service environment that affected a significant portion of our revenue and reduced the rail volume incentives we receive. Improved operating performance was clearly evident in both our retail and wholesale units. In addition, the fourth quarter of 2004 saw the confluence of some unusual legal expenses from legacy proceedings and increased Sarbanes-Oxley compliance costs. These two items alone added nearly $3.0 million of expenses in the quarter.” Orris concluded, “Even in the face of these challenges, Pacer was able to deliver our strongest quarterly performance of the year and show major improvement over the same period in 2003.”

YEAR-TO-DATE RESULTS

For the fiscal year ended December 31, 2004, Pacer International’s net income increased to $47.2 million from $31.3 million for 2003, a gain of 50.8 percent. Diluted earnings per share increased to $1.24 from $0.82 in 2003, up 51.2 percent. The company had $44.4 million of cash flow from operations during 2004 and paid down $60.0 million of debt.

On an as-adjusted basis, net income for 2004 increased by $7.9 million, or 20.1 percent, to $47.2 million from an adjusted $39.3 million for 2003. This adjustment excluded $13.3 million of pre-tax costs ($8.0 million after-tax) related to the company’s debt refinancing and secondary offering of common stock in 2003. (See the reconciliations between the adjusted financial results and the company’s results determined in accordance with GAAP included in the summary financial statements.)

Note: Tabular reconciliations of the differences between the adjusted financial results for the fiscal year ended December 26, 2003 and the company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) are contained in the summary financial statements attached to this press release.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Tuesday, February 1). To participate, please call five minutes early by dialing (888) 423-3281 (in USA) and ask for “Pacer Fourth Quarter Earnings Call.” International callers can dial (612) 288-0340.

Alternatively, an audio-only, simultaneous Web cast of the conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from February 1 at 10:15 p.m. Eastern Time to February 16 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 765266. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Pacer International was named in January to the “Forbes Platinum” list for 2005, a compilation of the “Best Big Companies in America.” Pacer’s Web site: www.pacer-international.com.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains financial information determined by methods other than in accordance with GAAP, including adjusted diluted earnings per share, adjusted interest expense, adjusted net income and adjusted income from operations. These non-GAAP measures exclude the costs of the company’s debt refinancing, senior subordinated note redemption and secondary offering in 2003. Management uses these non-GAAP measures in its analysis of the company’s performance. Management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the general economic and business conditions; congestion, work stoppages or service disruptions affecting our rail and motor transportation providers; industry trends; changes in our business strategy, development plans or cost savings plans; the loss of one or more of our major customers; competition; availability of qualified personnel; changes in, or the failure to comply with, government regulations; our ability to integrate acquired businesses; terrorism and acts of war; and increases in our leverage. Additional information about factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K/A dated March 11, 2004, and the company’s prospectus dated January 21, 2004 and prospectus supplement dated November 9, 2004. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel. 510/865-0800, or steve@potashco.com

CONTACT:     Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

December 31, 2004
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$—
Accounts receivable,net	232.1
Prepaid expenses and other	10.2
Deferred income taxes	4.1

Total current assets	246.4

Property and equipment
Property, plant & equipment at cost	101.2
Accumulated depreciation	(52.1)

Property and equipment, net	49.1

Other assets
Intangible assets, net	288.3
Deferred income taxes	11.5
Other assets	10.2

Total other assets	310.0

Total assets	$605.5

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$0.1
Accounts payable and accrued expenses	184.6

Total current liabilities	184.7

Long-term liabilities
Long-term debt and capital leases	154.0
Other	2.3

Total long-term liabilities	156.3

Stockholders’ equity
Common stock	0.4
Paid In capital	275.4
Other	(0.1)
Accumulated deficit	(11.0)
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	264.5

Total liabilities and equity	$605.5

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	1st Quarter 2004	2nd Quarter 2004	3rd Quarter 2004	4th Quarter 2004	YTD 2004
Cash Flows from Operating Activities
Net income	$9.4	$9.5	$11.3	$17.0	$47.2
Adjustments to net income

Depreciation	1.9	1.7	1.8	1.8	7.2
Deferred income taxes	1.8	6.0	1.0	3.6	12.4
Change in receivables	2.3	(7.8)	(11.7)	(11.9)	(29.1)
Change in other current assets	(0.8)	—	2.1	0.2	1.5
Change in current liabilities	(3.1)	11.1	1.2	(4.5)	4.7
Other	0.1	(4.4)	3.5	1.3	0.5

Net cash provided by operating activities	11.6	16.1	9.2	7.5	44.4

Cash Flows from Investing Activities
Capital expenditures	(0.6)	(1.1)	(1.6)	(1.3)	(4.6)
Proceeds from sales of property and equipment	0.1	0.1	0.1	—	0.3

Net cash used for investing activities	(0.5)	(1.0)	(1.5)	(1.3)	(4.3)

Cash Flows from Financing Activities
Book overdraft	2.7	1.0	5.7	9.2	18.6
Proceeds from issuance of common stock	0.4	—	0.2	0.1	0.7
Debt, revolver, net and capital lease payments	(15.0)	(16.0)	(14.0)	(15.0)	(60.0)

Net cash used for financing activities	(11.9)	(15.0)	(8.1)	(5.7)	(40.7)

Effect of exchange rate changes on cash	—	(0.1)	0.4	(0.5)	(0.2)

Net change in cash and cash equivalents	(0.8)	—	—	—	(0.8)

Cash at beginning of period	0.8	—	—	—	0.8

Cash at end of period	$—	$—	$—	$—	$—

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	4th Quarter 2004				2004
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP				GAAP
Revenues	$303.4	$261.0	$(33.6)	$530.8	$999.2	$930.4	$(121.5)	$1,808.1

Cost of purchased transportation	214.8	230.7	(33.6)	411.9	719.8	814.8	(121.5)	1,413.1
Direct operating expenses	30.9	—	—	30.9	110.7	—	—	110.7
Selling, general & admin. expenses	19.5	28.8	7.6	55.9	65.8	106.4	18.4	190.6
Depreciation expense	0.9	0.9	—	1.8	3.8	3.4	—	7.2

Income from operations	37.3	0.6	(7.6)	30.3	99.1	5.8	(18.4)	86.5

Interest expense				2.5				9.6

Income before income taxes				27.8				76.9

Income tax				10.8				29.7

Net income				$17.0				$47.2

Diluted Earnings Per Share				$0.44				$1.24

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	4th Quarter				Year
	2004	2003	Variance	%	2004	2003	Variance	%
	GAAP				GAAP
Segments

Revenues
Wholesale	303.4	259.2	44.2	17.1%	999.2	923.1	76.1	8.2%
Retail	261.0	231.1	29.9	12.9%	930.4	872.3	58.1	6.7%
Cons. Entries	(33.6)	(34.0)	0.4	-1.2%	(121.5)	(126.8)	5.3	-4.2%

Total	530.8	456.3	74.5	16.3%	1,808.1	1,668.6	139.5	8.4%

Income from Operations
Wholesale	37.3	25.2	12.1	48.0%	99.1	79.4	19.7	24.8%
Retail	0.6	0.3	0.3	100.0%	5.8	13.3	(7.5)	-56.4%
Corporate	(7.6)	(3.8)	(3.8)	-100.0%	(18.4)	(13.5)	(4.9)	36.3%

Total	30.3	21.7	8.6	39.6%	86.5	79.2	7.3	9.2%

Net Income	17.0	11.4	5.6	49.1%	47.2	31.3	15.9	50.8%
Diluted Earnings per Share	$0.44	$0.30	$0.14	46.7%	$1.24	$0.82	$0.42	51.2%

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Fiscal Year Ended December 31, 2004 and December 26, 2003

In millions, except share and per share amounts

Unaudited

Item	2004 GAAP Results	2003				Adjusted Variance 2004 vs 2003%
		GAAP Results	Adjustments		Adjusted Results

Income from operations	$86.5	$79.2	$1.2	1/	$80.4	$6.1	7.6%
Interest expense	9.6	18.0	—		18.0	(8.4)	-46.7%
Loss on extinguishment of debt	—	12.1	(12.1	) 2/	—	—	—

Income before income taxes	76.9	49.1	13.3		62.4	14.5	23.2%
Income taxes	29.7	17.8	5.3	3/	23.1	6.6	28.6%

Net income	47.2	31.3	8.0		39.3	7.9	20.1%

Diluted earnings per share	$1.24	$0.82	$0.21		$1.03	$0.21	20.4%

Weighted average shares outstanding	38,140,409	37,988,697	37,988,697		37,988,697	151,712	0.4%

1/	Fees and expenses associated with the secondary offering of common stock paid by the Company.
2/	Fees and expenses related to our long-term debt refinancing:
A)	$3.1 million for the write-off of existing loan fees.
B)	$0.2 million for loan breakage and commitment fees.
C)	$8.8 million premium on redemption of senior subordinated notes.
3/	Income taxes estimated at 40.0%.